UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2008

ENVIRONMENTAL CONTROL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-120682
(Commission File Number)

20-3626387
(IRS Employer Identification No.)

85 Kenmount Road, St. John’s, Newfoundland, A1B 3N7
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 888-669-3588

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 20, 2008, we entered into an investor relations agreement with Evian Investor Relations wherein Evian has agreed to perform investor relations services for our company, for a period of six months, effective September 1, 2008.

Under the terms of the investor relations agreement, we have agreed to pay Evian $1,000 per month and to issue to Evian 75,000 restricted common shares in the capital of our company.

Item 3.02 Unregistered Sales of Equity Securities.

On November 20, 2008, we issued 75,000 shares of common stock to Evian Investor Relations pursuant to the terms of an investor relations agreement dated November 20, 2008.

We issued 75,000 shares to one (1) US person pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

10.1	Investor Relations Agreement with Evian Investors Relations dated November 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL CONTROL CORPORATION

/s/ Albert E. Hickman
Albert E. Hickman
President, CEO, Chairman and Director

Date: November 24, 2008